Exhibit 10.17

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

DIGI OUTDOOR MEDIA, INC.

FORM OF Promissory Note
Note No. 2015-____	February ____, 2015
USD $___________	Seattle, Washington

For value received, Digi Outdoor Media, Inc., a Nevada corporation (the “Company”), promises to pay to _______________________________ (“Holder”), in lawful money of the United States, the principal sum of ______________________________ and no/100 Dollars ($__________), or such lesser amount as shall equal the outstanding principal amount hereof, together with simple interest from the date of this Note on the unpaid principal balance at a rate equal to twelve percent (12%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  Accrued interest on this Note shall not compound.

This Promissory Note (this “Note”) is one of a series of Promissory Notes (together with this Note, the “Notes”) having serial numbers 2015-1 et seq., with an aggregate principal amount not to exceed One Million Dollars (USD $1,000,000) issued by the Company in accordance with the terms of that certain Note Purchase Agreement dated February 2, 2015 (the “Purchase Agreement”), by and among the Company, Holder and the other parties named therein.  The Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on all outstanding Notes in this series on the basis of the principal amount of outstanding indebtedness represented thereby.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a) “Company” includes the company initially executing this Note and any Person who shall succeed to or assume the obligations of the Company under this Note.

(b) “Event of Default” has the meaning given in Section 5 hereof.

(c) “Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(d) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations for the payment of money owed by the Company to Holder, now existing or hereafter arising under or pursuant to the terms of this Note, payable by the Company hereunder.

(e) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity.

2.           Payments on Note.  No monthly or other periodic payments of principal or interest shall be required or due on this Note.

3.           Maturity Date; Extension.  The unpaid principal amount of this Note, together with all unpaid and accrued interest thereon, shall be due and payable in full six (6) months from the date of this Note (the “Maturity Date”); provided, however, that the Company shall have the option and right to extend the Maturity Date of this Note for an additional period of six (6) months (the “Extended Maturity Date”) subject to payment of an extension fee equal to one percent (1%) of the unpaid principal amount of this Note, which extension fee will be due and payable on the Extended Maturity Date.  The Company shall give Holder written notice of the Company’s election to extend the Maturity Date not less than fifteen (15) days prior to the original Maturity Date.

4.           Prepayment.  The Company, in its sole discretion, may prepay this Note in full at any time prior to the Maturity Date (or Extended Maturity Date, if applicable) without penalty or premium.

5.           Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” under this Note:

(a)           Failure to Pay.  The Company shall fail to make any payment on the Note when due hereunder; provided, however, that in each such instance Holder shall give written notice to the Company of such failure and payment shall not have been made within ten (10) days of Company’s receipt of Holder’s written notice to the Company of such failure to pay.

(b)           Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or substantially all of its property and assets; (ii) make a general assignment for the benefit of its creditors; (iii) be dissolved or liquidated; (iv) become insolvent (as such term may be defined or interpreted under any applicable statute); (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (vi) take any action for the purpose of effecting any of the foregoing.

(c)           Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or substantially all of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against the Company, and such proceeding is not dismissed or discharged within sixty (60) days of commencement.

6.           Rights of Holder upon Default.  Upon the occurrence or existence of any Event of Default described in Section 5(a) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company following the expiration of the ten (10) day cure period, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable.  Upon the occurrence or existence of any Event of Default described in Sections 5(b) and 5(c), the Holder may, upon giving thirty (30) days advance written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable.

7.           No Collateral.  The Obligations of the Company under this Note are not secured by any collateral.

8.           Representations and Warranties of Holder.  Holder hereby represents and warrants to the Company with respect to the purchase of the Note as follows:

(a)           Binding Obligation.  Holder has full legal capacity, power and authority to execute and deliver this Note and to perform his/her obligations hereunder.  This Note issued to Holder is a valid and binding obligation of Holder, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)           Investment; Accredited Investor.  Holder understands that the investment in this Note and the shares of common stock of the Company (the “Shares”) issued to Holder as additional consideration for Holder’s investment in this Note (the Note and Shares collectively referred to as the “Securities”) is a speculative investment, and Holder represents that he/she is aware of the business affairs and financial condition of the Company and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities, and that Holder is purchasing the Securities for investment for his/her own account only and not with a view to, or for resale in connection with, any “distribution” within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws.  Holder further represents that he/she understands that the Securities have not been registered under the Securities Act or applicable state securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.  Holder acknowledges and understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws or unless exemptions from such registration and qualification requirements are available, and that the Company is under no obligation to register or qualify the Securities.  If Holder has not separately provided the Company with an executed Investor Questionnaire certifying whether such Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act, Holder hereby represents and warrants that he/she is an “accredited investor.”

(c)           Access to Information.  Holder acknowledges that he/she has reviewed the terms of this Note, the Company’s 2014 Business Plan or Executive Summary, and the Risk Factors set forth in the Purchase Agreement, and that Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s officers and/or directors.  Holder understands that such discussions as well as any written information issued by the Company were intended to describe the aspects of the Company’s business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

(d)           Finder’s Fees.  Holder represents and warrants that no person is entitled, directly or indirectly, to compensation from Holder by reason of any contract or understanding or contact with Holder, as a finder or broker in connection with the sale and purchase of this Note.  Holder agrees to indemnify and hold the Company harmless from and against and in respect of any claim for brokerage or other commissions or similar fees relative to this Note or the transactions contemplated hereby that may arise as a result of a contract or understanding made by Holder with any such broker or finder in connection with the sale and purchase of this Note.

9.           Successors and Assigns.  Subject to the restrictions on transfer described in Section 11 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties.

10.           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of a majority of the aggregate principal amount of all then outstanding Notes issued in this series of Notes pursuant to the Purchase Agreement.

11.           Transfer of Note and Shares.  With respect to any offer, sale or other disposition of this Note or the Shares, Holder shall give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any applicable federal or state law then in effect).  Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or the Shares, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 11 that the opinion of counsel for Holder, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly after such determination has been made.  Each Note thus permitted to be transferred and each certificate representing the Shares thus permitted to be transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of the Securities shall be registered upon the registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

12.           Assignment by Company.  This Note and any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company to any affiliate or successor in interest to the Company without the prior written consent of Holder.

13.           Notices.  All notices and other communications required or permitted hereunder shall be in writing.  Each such notice or other communication shall for all purposes of this Note be treated as effective or having been given: (i) if delivered personally, by messenger or by confirmed facsimile, when delivered; (ii) if sent by mail, at the earlier of its receipt or three (3) business days after same has been deposited, postage prepaid, in a regularly maintained receptacle for the deposit of the United States mail; or (iii) if sent by overnight delivery by Federal Express or similar courier, one business day after the business day of deposit with such courier, and shall be addressed (x) if to Holder, at Holder’s address as set forth on the register maintained by Company, and (y) if to Company, at the address of its principal corporate offices (Attention: CEO), or at such other address as a party may designate by ten (10) days’ advance written notice to the other parties pursuant to the provisions above.

14.           Usury.  In the event any interest is paid on this Note which is deemed to be in excess of the then applicable legal maximum rate, then that portion of the interest payment representing an amount in excess of the then applicable legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

15.           Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflict of laws provisions of the State of Washington, or of any other state.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

Digi Outdoor Media, Inc.
A Nevada Corporation

__________________________________________

By: _______________________________________

Title: ______________________________________

Agreed To and Acknowledged:

Holder:

____________________________________________
(Signature)

Print Name: __________________________________

Title: _______________________________________
    (If Holder is an entity)

Address:  ___________________________________

     ___________________________________

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